Exhibit 99.2

UWM Holdings Corporation Announces $2.05 Billion Strategic Capital Partnership
with the Ishbia Family and Oaktree Capital Management

Transaction provides significant permanent capital, strengthens UWM’s balance sheet, enhances liquidity and positions the nation’s leading mortgage lender to continue investing through the cycle

PONTIAC, Mich. and LOS ANGELES, Calif. — August 5, 2026 — UWM Holdings Corporation (NYSE: UWMC) (“UWMC” or the “Company”), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), today announced a $2.05 billion strategic capital partnership with the Ishbia Family via their new family investment vehicle, SFS Group Capital, LLC (“SFS”) and Oaktree Capital Management, L.P. (“Oaktree”) to fortify UWM’s balance sheet and position the Company for continued long-term success at a time when many competitors are pulling back. The initial investment was made in the form of preferred equity together with warrants. The Company is also announcing a suspension of its common dividend to prioritize debt reduction and balance-sheet strength.

The Company also intends to launch a $400 million rights offering to Class A shareholders, with the support of the Ishbia Family and Oaktree, if needed. The rights offering will have a record date of October 2, 2026 (the “Record Date”) and is expected to commence on October 5, 2026 and expire at 5:00 p.m. Eastern Time on November 12, 2026. Each holder of Class A Common Stock as of the Record Date will receive one subscription right for each share of Class A Common Stock owned (each, a “Right”). Each Right will entitle the holder to purchase its pro rata portion of the 200 million shares of Class A Common Stock offered at a subscription price per share equal to the greater of: (i) $2.00 and (ii) 85% of the volume-weighted average price per share of the Class A Common Stock during the ten consecutive trading days commencing on October 27, 2026 and ending on November 9, 2026. The Rights will be transferable and listed on the NYSE. There will also be an oversubscription option for the holders of the Rights. Complete terms will be set forth in the Company's Current Report on Form 8-K to be filed with the SEC.

The transaction represents a proactive step by UWM to add permanent capital and financial flexibility while continuing to execute from its position as the nation's leading mortgage lender. UWM has been the nation’s leading mortgage originator since 2022 and the clear leader in the wholesale channel for 11 consecutive years, and this strategic capital partnership is designed to ensure the Company can continue serving its clients, team members, counterparties, bondholders, equity holders and the investor community at large while maintaining its competitive position.

The net proceeds will primarily be used to repay existing debt and MSR financing facilities and strengthen UWM's equity base and liquidity. With a fortified balance sheet, the Company will have greater flexibility to continue investing in the independent mortgage broker channel, proprietary technology and AI, and its servicing platform through the cycle. With Oaktree as a scaled strategic partner and the Ishbia Family investing alongside the transaction, UWM is further aligning its balance sheet and capital strategy with its long-term objective of expanding market share, improving durability and continuing to build the best mortgage company in America.

“We’re taking decisive action to make UWM stronger, more liquid and better positioned to win for years to come,” said Mat Ishbia, Chairman, President and Chief Executive Officer of UWM. “This is not just about capital. This is about bringing in a strategic partner that understands our business, understands MSRs, understands the mortgage industry and believes in the same long-term vision we have for UWM.”

Ishbia continued, “We’re already the No. 1 mortgage lender in America and the undisputed leader in wholesale. We’ve been able to achieve this by playing offense, and that’s not changing. This strategic partnership gives us even more firepower to sustain that offense by continuing to invest, innovate, and grow broker channel share. It strengthens our ability to support our broker partners, deliver for our clients and borrowers, and create long-term value for our team members, investors, and stakeholders. We’re going to continue investing in technology, AI, servicing and the tools that help brokers win. This transaction makes us stronger today and puts us in an even better position to continue dominating as the market recovers.”

“We are thrilled to partner with Mat and the UWM team at a pivotal time for the mortgage industry,” said Nick Basso, Co-Head of North America for Oaktree’s Global Opportunities Group. “Mat has built an exceptional business, and Oaktree’s commitment reflects our conviction in UWM’s differentiated platform, market leadership and long-term growth potential. We look forward to leveraging our experience in the mortgage sector and serving as a strategic partner to the Company and its stakeholders.”

Transaction Overview

•Reflects the largest equity capital investment into a mortgage originator
•$2.05 billion total capital investment from Oaktree and the Ishbia Family, providing UWM with significant permanent capital and financial flexibility.
•$1.65 billion of preferred equity capital to be funded at closing, with a planned $400 million rights offering to Class A shareholders to be raised with the support of the Ishbia Family and Oaktree, if needed.
•Use of proceeds focused on balance sheet fortification, including repayment of existing debt, repayment of MSR financing facilities and support for general corporate purposes.
•Investors will receive warrants in connection with the transaction, aligning all parties in the performance of the business over the long term.
•A representative from Oaktree will join the UWM Board of Directors, and Oaktree will additionally have the right to nominate one additional independent director.
•In connection with the transaction, UWM will suspend its quarterly dividend, but will continue to opportunistically evaluate capital return opportunities that are in the best interest of the Company and its investors as the market evolves. In the near term, UWM plans to use its earnings and any leverage it can comfortably apply to opportunistically pay down the preferred equity.

Key Benefits to UWM and its Constituents

•Supports brokers, clients and borrowers. A stronger balance sheet allows UWM to continue delivering the speed, service, technology and pricing that help independent mortgage brokers compete and grow.
•Underscores UWM's industry-leading position, resilient earnings power, and long-term outlook, while aligning the Company with a highly respected global investment firm known for its disciplined, long-term approach to capital allocation.
•Positions UWM to play offense as the market recovers. With a fortified balance sheet, added liquidity, and a strategic partner alongside the Company, UWM is better positioned to capture share as housing activity and refinance demand improve.
•Accelerates balance sheet deleveraging by enabling the repayment of outstanding senior notes and mortgage servicing rights financing facilities, materially reducing leverage and improving key financial metrics.
•Pro forma structure results in strong leverage and liquidity ratios that will continue to improve through earnings.
•Enhances long-term financial stability by increasing total liquidity, equity base, and maintaining a healthy cash position, positioning UWM to remain resilient regardless of market conditions and interest rate volatility.
•Additional board members affiliated with Oaktree provide UWM with alignment and interest from individuals with world-class experience, expertise, and strategic relationships.
•Supports continued investment in technology and innovation, reinforcing UWM's commitment to providing independent mortgage brokers with industry-leading tools, operational efficiency, and AI-powered solutions that enhance the borrower experience.
•Aligns with UWM's long-term strategic focus of growing through the broker channel, expanding its leadership position in wholesale mortgage lending, and driving sustainable profitability over time.

Advisors

J.P. Morgan Securities LLC is serving as financial advisor to UWMC in connection with the transaction, and Greenberg Traurig, P.A. is serving as legal counsel to UWMC. Wells Fargo Securities is serving as financial advisor to Oaktree, and Kirkland & Ellis LLP is serving as legal counsel to Oaktree.

About UWM Holdings Corporation and United Wholesale Mortgage

Headquartered in Pontiac, Michigan, UWM Holdings Corporation (“UWMC”) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for eleven consecutive years and is the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

Other Important Information

The rights offering will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (Reg. No. 333- 297986) on file with the Securities and Exchange Commission (the "SEC") and a prospectus supplement to be filed with the SEC prior to the commencement of the rights offering.

The information herein is not complete and is subject to change. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the rights, Class A Common Stock or any other securities, nor will there be any sale of the rights, Class A Common Stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. This document is not an offering, which can only be made by a prospectus. The base prospectus contains additional information about the Company and the prospectus supplement will contain additional information about the rights offering, and should be read carefully before investing.

Cautionary Note Regarding Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements are generally identified using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this communication include statements regarding our expectations and beliefs related to (i) the benefits of the strategic partnership with Oaktree; (ii) the impact the strategic partnership with have on UWM’s financial results; (iii) expectations regarding the rights offering and the timing and terms thereof; (iv) UWM’s ability to continue to drive shareholder value; (v) UWM’s ability to opportunistically pay down the preferred equity; (vi) UWM’s investment in technology; (vii) UWM’ ability to maintain market share; and (viii) UWM’s intrinsic value. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to materially differ from those stated or implied in the forward-looking statements, including: (i) the ability to obtain benefits of the strategic partnership with Oaktree; (ii) that the strategic partnership with Oaktree will not provide the expected benefits or impact on the financial condition of UWM; (iii) UWM’s ability to successfully implement strategic decisions and product launches; (iv) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies, more specifically caused by the Presidential Administration that affect interest rates and inflation; (v) UWM’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (vi) UWM’s ability to sell loans in the secondary market; (vii) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (viii) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (ix) our ability to comply with all rules and regulations in connection with the launch of our internal servicing and the new risks that may be presented as a result of the transition; (x) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (xi) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (xii) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (xiii) UWM’s ability to continue to attract and retain its broker relationships; (xiv) UWM’s ability to implement technological innovation, such as AI in our operations; (xv) the occurrence of a data breach or other failure of UWM’s cybersecurity or information security systems; (xvi) reliance on third-party software and services; the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other third-party vendors; (xvii) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and

(xviii) other risks and uncertainties indicated from time to time in our filings with the SEC including those under “Risk Factors” therein. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
BLAKE KOLO	NICOLE ROBERTS
InvestorRelations@uwm.com	Media@uwm.com